Exhibit 10.1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

THIRD AMENDMENT TO THE LANDFILL GAS RIGHTS & PRODUCTION

FACILITIES AGREEMENT

AND SETTLEMENT AGREEMENT

Frank R. Bowerman Landfill

THIS THIRD AMENDMENT AND SETTLEMENT AGREEMENT (this “Third Amendment”) is made as of June 27, 2023 (the “Effective Date”) by and between the COUNTY OF ORANGE, a political subdivision of the State of California (“COUNTY”), and BOWERMAN POWER LFG, LLC, a Delaware limited liability company (“BOWERMAN POWER”), which are sometimes individually referred to as “PARTY” or collectively referred to as “PARTIES”.

RECITALS:

I. COUNTY AND BOWERMAN POWER are parties to that certain Second Amended & Restated Landfill Gas Rights and Production Facilities Agreement dated as of November 17, 2011, as amended by that certain First Amendment & Waiver to the Second Amended & Restated Landfill Gas Rights & Production Facilities Agreement (the “Agreement”).

II. Pursuant to the Agreement, BOWERMAN POWER has certain exclusive rights to process, convert, use and/or sell Landfill Gas located at the Landfill and currently utilizes the Conversion System to produce and sell electricity.

III. The PARTIES have an ongoing dispute regarding their respective responsibilities with respect to Flare Facility Improvements and entered into a Tolling Agreement dated August 18, 2020, as amended and currently set to expire on August 18, 2023 (the “Tolling Agreement”), to toll the running of any statute(s) of limitations regarding the “Tolling Parties’ Claims,” as defined therein. (“Tolling Parties’ Claims” shall have the same meaning in this Third Amendment as in the Tolling Agreement.)

IV. Whereas, during the Tolling Period, the PARTIES worked collaboratively to resolve the Tolling Parties’ Claims and created the Master Plan for the Frank R. Bowerman Landfill Flare Facility which encompasses a Scope of Responsibility and Preliminary Design Report (“Flare Facility Master Plan” (Attached hereto as Annex I)) which clarifies the roles and responsibilities of both PARTIES as they pertain to necessary Flare Facility capital improvements and ongoing maintenance for the remaining term of the Agreement to ensure regulatory compliance.

V. Whereas, BOWERMAN POWER wants to construct, own, and operated a High-BTU Conversion Facility (“RNG Facility”) to beneficially utilize the Excess Gas that is available at the FRB Landfill and generate additional revenue under a new royalty structure, in which a portion of the increased royalties will be used to fund the Flare Facility Master Plan requirements to ensure continued regulatory compliance.

VI. Whereas, the PARTIES executed the Non-Binding Confidential Terms Sheet (“RNG Term Sheet”) on November 9, 2022 which set forth terms and conditions that formed the basis for negotiations that resulted in this Third Amendment.

VII. Whereas, the PARTIES intend to resolve and settle and mutually provide releases with respect to the Tolling Parties’ Claims by entering into this Third Amendment which incorporates the Flare Facility Master Plan into the Agreement and establishes a new compensation structure that guarantees a minimum royalty paid to the COUNTY based on Gross Revenue from the sale of existing Covered Products and provides for increasing royalties paid to the COUNTY based on Gross Revenue of a future renewable natural gas (“RNG”) facility.

VIII. Whereas, upon BOWERMAN POWER’S completion of the “RNG Conditions” provided in Section 7 of this Third Amendment, BOWERMAN POWER will finalize design and construction of a new RNG Facility.

IX. Whereas, the PARTIES agree that upon the Commercial Operation of the RNG Facility, the Term of this Agreement will run for a period of twenty (20) years (the “Updated Term”).

X. Whereas with the execution of this Third Amendment the PARTIES desire to clearly establish that [***].

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES agree as follows:

1.

Automated Landfill Gas Collection System: BOWERMAN POWER agrees to initiate a pilot program to analyze the effectiveness of an Automated Landfill Gas Collection System such as the Loci system on the Landfill.

BOWERMAN POWER agrees to coordinate with OCWR staff regarding pilot project parameters and share all data from the pilot project.

If the pilot project is successful and approved by COUNTY, BOWERMAN POWER shall implement an Automated Landfill Gas Collection System for the entire Collection System [***].

2.

The Flare Facility Master Plan: The Flare Facility Master Plan (as provided in Annex I) is hereby added to the Agreement and shall be considered a material obligation of the Agreement. The rights and responsibilities found in the Flare Facility Master Plan shall become operative upon execution of this Third Amendment to Agreement.

3.	Amendments to Defined Terms and New Exhibits.

3.1. The following definition for “Flare Capital Investment and O&M Expenses” is hereby added to Section 1.1 of the Agreement: [***]

3.2. The following definition for “Flare Facility Master Plan” is hereby added to Section 1.1 of the Agreement: “Flare Facility Master Plan” shall mean document entitled Master Plan for the Frank R. Bowerman Landfill Flare Facility which encompasses a Scope of Responsibility and Preliminary Design Report and his attached to this Agreement as Exhibit J. The Flare Facility Master Plan, in its current form or as may be amended, is intended to clarify the roles and responsibilities of both Parties as they pertain to necessary Flare Facility capital improvements and ongoing maintenance for the remaining term of the Agreement to ensure regulatory compliance. The Flare Facility Master Plan may be periodically amended and updated with written agreement of the Director of OC WASTE & RECYCLING and BOWERMAN POWER.

3.3. The following definition for “OCWR” is hereby added to Section 1.1 of the Agreement: “OCWR” shall mean OC Waste & Recycling, a department of the County of Orange.

3.4. The following definition for “Temporary H2S Treatment System” is hereby added to Section 1.1 of the Agreement: “Temporary H2S Treatment System” shall mean the individual components and equipment, including the boost blower skid, valve skid, and media vessels, installed for the specific purpose of reducing H2S content for Flare 6 only.

3.5. The following definition for “RNG Facility Commercial Operations Date” is hereby added to Section 1.1 of the Agreement: “RNG Facility Commercial Operations Date” shall mean the first date on which the RNG Facility makes commercial deliveries of natural gas.

3.6. The following definition for “RNG Facility” is hereby added to Section 1.1 of the Agreement: “RNG Facility” shall mean the high-BTU natural gas-based conversion system, natural gas pipeline relating thereto to be constructed by BOWERMAN POWER upon completion of the RNG Facility Conditions Precedent.

3.7. The following definition for “RNG Facility Site” is hereby added to Section 1.1 of the Agreement: “RNG Facility Site” shall mean that certain property shown on Exhibit [I] attached hereto as may be amended by the mutual agreement of COUNTY and BOWERMAN POWER.

3.8. The following definition for “Leachate” is hereby added to Section 1.1 of the Agreement: “Leachate” shall mean any liquid, including any suspended components in the liquid, that has percolated through or drained from the landfill.

3.9. Annex I attached hereto is hereby added as a new Exhibit [H] to the Agreement.

3.10. Annex II attached hereto is hereby added as a new Exhibit [I] to the Agreement.

3.11. Exhibit C-1 Amendments:

a.	Flare Facility Description will be amended to reflect incorporation of the equipment listed in the Flare Facility Master Plan,

b.

Flare Facility Routine Operations, Repair and Maintenance and Major Maintenance shall be amended to reflect incorporation of the equipment listed in the Flare Facility Master Plan and if not otherwise stated require BOWERMAN POWER to follow all manufacturer’s operation and maintenance guidelines.

c.	BOWERMAN POWER shall provide OCWR a copy of all manufacturer operation and maintenance manuals for all Flare Facility equipment.

4.	Amendments to Section 1.4 (Compensation to County).

4.1. Section 1.4(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) If BOWERMAN POWER sells Covered Products to (1) COUNTY, or (2) any other customer at or above the Market Price during that calendar quarter, the royalty for those Covered Products shall be calculated as the greater of either the Minimum Annual Royalty or as follows:

1)	[***] of the Gross Revenue from the sale of such Covered Products when the Market Price for such Covered Products is less than or equal to [***] per MMBtu;

2)	[***] of incremental Gross Revenue from the sale of such Covered Products when the Market Price for such Covered Products is greater than [***] per MMBtu but less than or equal to [***] per MMBtu;

3)	[***] of incremental Gross Revenue from the sale of such Covered Products when the Market Price for such Covered Products is greater than [***] per MMBtu but less than or equal to [***] per MMBtu; and

4)	[***] of incremental Gross Revenue from the sale of such Covered Products when the Market Price for such Covered Products is greater than [***] per MMBtu.

4.2. Section 1.4(v) of the Agreement is hereby deleted and replaced with the following:

“(v) Minimum Annual Royalty: Beginning on the Effective Date of this Third Amendment the annual net minimum royalty (“Minimum Annual Royalty”) payable to COUNTY from Gross Revenue royalties before any offsets up to [***] are deducted for Flare Facility Capital Investment and O&M Expenses will not be less than [***] annually, as long as the annual average Landfill Gas available to the Conversion System and the Flare Facility during any such calendar year is not less than [***] MMBTU/hr (Lower Heating Value).

The Minimum Annual Royalty shall be adjusted annually according to the Cost Index as provided in Section 1.1 of the Agreement.

If the Conversion System ceases operation on any day prior to December 31 in the final year of operation, the minimum annual royalty will be subject to pro rata reduction based on the number of calendar months the Conversion System operated in that calendar year.

Calculation of Royalties: For clarification, the Minimum Annual Royalty, and royalties for the sale of Covered Products in general, are to be calculated and paid as follows: Each quarter the royalty payment is to be calculated as set forth above. After the fourth quarter royalty payment is calculated, the minimum annual royalty due for any given year except the last year of operation of the Conversion System would be the greater of: (1) the royalty as calculated per Section 1.4(i) and 1.4(ii) or (2) the Minimum Annual Royalty amount. The minimum annual royalty payment is due with the fourth quarter payment of each year.

Prepayment of the amount due is allowable. Royalties paid pursuant to the sales of Flare Products as per Section 1.4(iii) are not applicable towards the calculation to meet the Minimum Annual Royalty.

4.3. The following is hereby added to the Agreement as a new Section 1.4(vii):

“(vii) Notwithstanding anything herein to the contrary, and subject to the payment of the Minimum Annual Royalty, any and all royalty payable pursuant to [***] (vii); provided, however, that no individual royalty payment shall be reduced by more than [***]and any remaining set-off amount not applied pursuant to such cap shall be rolled forward and set off against future royalty payments. In any event, prior to (and after) the RNG Commercial Operation Date the Minimum Annual Royalty shall not fall below [***] paid to OCWR annually, as adjusted pursuant to the Cost Index as provided in Section 1.1 of the Agreement.

Any outstanding balance of expenditures made by BOWERMAN POWER for Flare Facility Capital Investment and O&M Expenses or compliance with the Flare Facility Master Plan that may exist upon the expiration of the Term, the Updated Term, or any extension of the Term of this Agreement shall be the sole responsibility of BOWERMAN POWER.”

5.	Flare Facility Improvements.

5.1. Amendment to Section 1.9 (Collection System and Flare Facility). Section 1.9(a) is hereby deleted and replaced with the following:

“(a) Flare Facility Construction. BOWERMAN POWER shall install additional Flares and other Flare Facility components and improvements as reflected in the Flare Facility Master Plan and as may otherwise be required to destruct all Landfill Gas reasonably projected to be recovered by the Collection System at the Landfill and comply with all Applicable Law. The Parties agree that until and alternative method of Landfill Gas destruction and destruction capacity determination is clearly defined in writing by the SCAQMD to the reasonable satisfaction of the Director of OC WASTE & RECYCLING, only Flare Facility capacity will count towards the Landfill Gas destruction capacity requirements required by this Agreement. [***] BOWERMAN POWER agrees to meet at a minimum annually with the COUNTY to review the most current Landfill Gas Generation Rate Table (Exhibit G), and establish a timeline agreed to by both parties as to when expanded Flare capacity is to be installed.

In furtherance of the above, the PARTIES agree that [***]pursuant to the royalty structure agreed to in Section 1.4(ii) of this Third Amendment; provided that (i) [***] shall not be responsible for any material increases to anticipated costs and expenses as set forth in the Flare Facility Master Plan that result from changes to Applicable Law or Policy occurring after the date of this Third Amendment, and any such increases shall be addressed by the Parties in good faith in a subsequent amendment to the Agreement if the existing royalty structure is insufficient to cover the increased costs caused by the changes to Applicable Law, and (ii) [***] hereunder in accordance with Section 1.4(ii). Without limiting the generality of the foregoing, [***]; provided that, when the Temporary H2S Treatment System is no longer necessary [as mutually determined by the Parties], BOWERMAN POWER shall remove the Temporary H2S Treatment System, replace it with [straight pipe or similar alternative which ensures continuing compliance with Applicable Law as required under Section 1.15(c) of the Agreement], and [***]. COUNTY shall perform all of its obligations and responsibilities as set forth in the Flare Facility Master Plan and shall otherwise cooperate with BOWERMAN POWER in connection with BOWERMAN POWER’s performance of its obligations hereunder and as provided in the Flare Facility Master Plan. COUNTY agrees to grant to BOWERMAN POWER, and/or to the appropriate utility providers, easements across the Landfill (in form and substance satisfactory to COUNTY in its reasonable discretion) and across property contiguous with the Landfill that is owned or leased by COUNTY and that may be reasonably necessary in connection with BOWERMAN POWER’S exercise of its obligations hereunder. Upon request, COUNTY shall reasonably assist BOWERMAN POWER in connection with obtaining any permits, authorizations or third-party easements with respect to this Third Amendment and as required under the Flare Facility Master Plan.

5.2. Amendments to Section 2.8 (Ownership of Improvements). The following sentence is hereby added to the end of Section 2.8 of the Agreement: [***]

5.3. Basis for Regulatory Compliance. Any changes in Applicable Law that result in new regulatory obligations for the Flare Facility or Capacity that increases the anticipated capital as referenced in the Flare Facility Master Plan may require an amendment to the Agreement to account for additional costs and assignment of responsibilities.

6. Settlement Releases of the Tolling Parties’ Claims. Except as expressly otherwise provided in this Third Amendment, the PARTIES individually and on behalf of their affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, agents, attorneys, representatives, heirs, executors, successors, and assigns, do hereby mutually release, remise, and forever discharge each other and the other’s affiliates, parents, subsidiaries, directors, officers, shareholders, partners, members, employees, servants, attorneys, representatives, successors, and assigns from the Tolling Parties’ Claims.

7. RNG Facility Conditions Precedent:

7.1.	The PARTIES Agree that prior to construction of the RNG Facility, BOWERMAN POWER shall comply with following conditions precedent (“RNG Conditions”):

a.	Execution of this Amendment; and

b.

Completion of an RNG Master Plan* similar to the collaborative process and content found in the Flare Facility Master Plan, which encompasses a Scope of Responsibility and Preliminary Design Report and clarifies the roles and responsibilities of both PARTIES as they pertain to necessary RNG Facility capital improvements and ongoing maintenance; and

c.

Submission for approval to the Director of OC WASTE & RECYCLING a Project Basis of Design, which shall include a Site layout and elevation drawings (11” x 17” size) showing the location, height and routing of major equipment and utilities within the Site; and

d.

After approval of the Project Basis of Design, submission to Director of OC WASTE & RECYCLING preliminary plans for development and use of the Site (“Preliminary Plans”). The Preliminary Plans shall include at a minimum:

(1)	A legal description and drawing depicting the boundaries of the RNG System project;

(2)

A detailed plan showing all improvements planned for the Site. This plan shall show any existing and proposed easements affecting the Site, ingress and egress to an from the Site, parking, location of all utilities, drainage plan, and rough grade elevations of all structures;

(3)	A Site layout drawing showing uses, buildings and other features;

(4)	Colored rendering or model which includes the proposed exterior color scheme;

(5)	A general project description including improvements and methods of operations, and

(6)	An estimate of the total cost of improvements planned.

*Note: Some required elements are listed separately but may be an element of the RNG Master Plan.

The Director of OC WASTE & RECYCLING may approve, reject, or request additional information as appropriate, regarding the Preliminary Plans.

e.	Provision of CEQA Documents: Submit to Director of OC WASTE & RECYCLING a Draft Initial Study, prepared at BOWERMAN POWER’s sole expense for review and comment prior to formal submittal to the COUNTY.

f.	Approval by COUNTY of CEQA requirements.

7.2.	RNG Facility Construction: Section 1.8.2 Entitled CONSTRUCTION OF RNG FACILITY is hereby added to the Agreement as follows:

“1.8.2 CONSTRUCTION OF RNG FACILITY

(a)

Upon completion of the RNG Conditions, BOWERMAN POWER shall cause to be designed, constructed, and installed within the RNG Facility Site, [***] any RNG Facility improvements as provided in the RNG Master Plan and as may be expanded from time to time, to adequately accommodate the uses permitted under this Agreement and shall submit its design plans and easement requirements therefore for review and approval by the Director of OC WASTE & RECYCLING and the appropriate COUNTY building official. The construction proposed by BOWERMAN POWER may be scheduled in Commercially Reasonable Increments, subject to review by the Director of OC WASTE & RECYCLING and the appropriate COUNTY building official. BOWERMAN POWER shall provide a construction schedule, updated monthly. Development of the RNG Facility Site shall be conducted in a good and workmanlike manner and shall meet all other requirements contained in this Agreement. Approval by the Director of OC WASTE & RECYCLING shall not be unreasonably conditioned, delayed, withheld or denied.

(b)	Prior to starting construction of the RNG Facility, BOWERMAN POWER will

i.	Obtain environmental clearance for all work encompassed by this Agreement and the RNG Master Plan in accordance with the requirements of CEQA and all other Applicable Law;

ii.	Submit evidence of insurance coverage that fully complies with section 2.12 of this Agreement.

iii.	Submit evidence of approval of all required building permits;

iv.	Submit evidence of OCFA fire system approvals.”

7.3.

Before delivering Covered Products from the RNG Facility to any Customer, BOWERMAN POWER shall provide a copy of the Energy Agreement to the Director of OC WASTE & RECYCLING as per Section 1.12 (a)(xiii).

8.	Updated Term: Section 1.3 (a), (b) and (c) of the Agreement are deleted in their entirety and replaced with the following:

“(a) Subject to the termination provisions contained elsewhere in this Agreement, upon the Commercial Operation of the RNG Facility, the Term of this Agreement will run for a period of twenty (20) years (the “Updated Term”). The Updated Term of this Agreement may be extended by [***] by the COUNTY if 1) BOWERMAN POWER submits written notice not less than one (1) year in advance of the scheduled termination date and 2) BOWERMAN POWER is continuing to productively use Landfill Gas to produce Covered Products for sale and 3) BOWERMAN POWER agrees to relocate the REG and/or RNG Site (the “Sites”) at the sole expense of BOWERMAN POWER to an alternate location which is agreed to by each Party at such point in time that the current Sites is needed by the COUNTY for landfill operations or purposes during the requested extension period(s).”

(b) In the event that, on or before [***] there is no RNG Commercial Operation Date, then the Term of this Agreement shall remain unchanged.

(c) N/A

9.	Miscellaneous.

9.2. Capitalized Terms. Any capitalized terms not defined herein shall have the meanings set forth in the Agreement.

9.3. Notices. All notices, communications, agreements, certificates, documents or other instruments executed and delivered after the execution and delivery of this Third Amendment may refer to the Agreement without making specific reference to this Third Amendment, but nevertheless all such references shall include this Third Amendment unless the context requires otherwise.

9.4. Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

9.5. Integration. The Parties hereby ratify, confirm and reaffirm, without condition, all the terms and conditions of the Agreement and agree that they shall continue to be bound by the terms and conditions thereof as amended by this Third Amendment. The Agreement and this Third Amendment shall be construed as complementing each other and as augmenting and not restricting the Parties’ rights, and, except as specifically amended by this Third Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

9.6. Representations. Each of the Parties represent and warrant that this Third Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms. COUNTY represents and warrants that its representations and warranties set forth in Section 2.16 of the Agreement are true and correct as of the date hereof as if made on such date.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment as of the day and year first above written.

THE COUNTY OF ORANGE, a political subdivision of the State of California

By:	/s/ Tom D. Koutroulis
Director, OC Waste & Recycling

Date: June 27, 2023

APPROVED AS TO FORM:
COUNTY COUNSEL

By:	/s/ Paul M. Albarian
Paul M. Albarian, Senior Deputy

Date: June 27, 2023

BOWERMAN POWER LFG, LLC

By:	/s/ Sean McClain
Name:	Sean McClain
*Title:	President and CEO

By:	/s/ John Ciroli
Name:	John Ciroli
*Title:	Secretary

* If the contracting party is a corporation, two (2) signatures are required: one (1) signature by the Chairman of the Board, the President or any Vice President; and one (1) signature by the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer. The signature of one person alone is sufficient to bind a corporation, as long as he or she holds corporate offices in each of the two categories described above. For County purposes, proof of such dual office holding will be satisfied by having the individual sign the instrument twice, each time indicating his or her office that qualifies under the above described provision. In the alternative, a single corporate signature is acceptable when accompanied by a corporate resolution or other document demonstrating the legal authority of the signee to bind the corporation.